Exhibit 10.12
SECOND AMENDMENT OF LEASE
THIS SECOND AMENDMENT OF LEASE is made and entered into as of August 30, 2022, by and between Ash Street Partners LP, a California limited partnership (hereinafter called “Landlord”) and BitGo, Inc., a Delaware corporation (hereinafter called “Tenant”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease (defined in the first recital below).
RECITALS
WHEREAS Landlord and Tenant entered into a lease dated January 9, 2018 (the “Lease”) for the entire building consisting of approximately 9,514 rentable square feet of space commonly known as 2443 Ash Street, Palo Alto, County of Santa Clara, California (“Premises”);
AND WHEREAS Tenant and Landlord entered into a First Amendment of Lease dated August 15, 2018;
AND WHEREAS Landlord and Tenant desire to further amend the terms and conditions of said Lease;
AGREEMENT
NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties intending to be legally bound do hereby agree as follows:
1.EXTENSION: The Term of the Lease is hereby extended for a period of five (5) years, beginning on March 1, 2023 and terminating on February 29, 2028 (“Extended Term”).:
2.BASIC RENT: Monthly Basic Rent during the Extended Term shall be as follows:
$35,356.00 is due and payable on or before March 1, 2023 and on or before the first day of each succeeding month through February 2024
$41,985.25 is due and payable on or before March 1, 2024 and on or before the first day of each succeeding month through February 2025
$48,614.50 is due and payable on or before March 1, 2025 and on or before the first day of each succeeding month through February 2026
$55,243.75 is due and payable on or before March 1, 2026 and on or before the first day of each succeeding month through February 2027
$61,873.00 is due and payable on or before March 1, 2027 and on or before the first day of each succeeding month through February 2028
3.ADDITIONAL RENT: Tenant shall continue to be responsible for payment of Additional Rent as set forth in paragraph 4.D. of the Lease for every month of the Lease Term.
4.BROKER: Landlord and Tenant hereby represent and warrant to each other they have not had any dealings with any real estate brokers or agents in connection with this Second

Amendment of Lease which has resulted in any obligation of Landlord to pay a lease commission and each party indemnifies the other with respect to any obligations it has entered into, if any, to pay commissions or fees with respect to the execution of this Second Amendment of Lease.
Except as herein modified and amended, the Lease shall remain in full force and effect. In the case of conflict between the original Lease, the First Amendment of Lease and this Second Amendment of Lease, the Second Amendment of Lease shall control.
IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment of Lease as of the day and year first above written.

Ash Street Partners LP, a California limited partnership By: Frontside Properties LLC a California limited liability company Its General Partner	Bitgo, Inc., a Delaware corporation

/s/ J. Robert Wheatley	/s/ Edward Reginelli
By	By

J. Robert Wheatley	Edward Reginelli
Name Printed	Name Printed

Manager	CFO
Title	Title